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                                                                    EXHIBIT 10.1

                             TERMINATION AGREEMENT
                             ---------------------

          TERMINATION AGREEMENT (this "Agreement"), dated as of July 5, 2000, by and between CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the "Company"), CROWN CASTLE UK HOLDINGS LIMITED, a company incorporated under the laws of England and Wales ("CCUK"), which was formerly known as Castle Transmission Services (Holdings) Ltd., FRANCE TELECOM S.A., a company incorporated under the laws of France ("FT"), TELEDIFFUSION DE FRANCE INTERNATIONAL S.A. ("TDF"), a wholly owned indirect subsidiary of FT and a company incorporated in France, and TRANSMISSION FUTURE NETWORKS B.V., a wholly owned indirect subsidiary of FT and a company organized under the laws of the Netherlands ("TFN").

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01. Certain Defined Terms; Interpretation. (a) As used in this Agreement, capitalized terms shall have the meanings assigned to such terms as set forth below:

          "By-laws" means the Amended and Restated By-laws of the Company, as amended.

          "CCUK Services Agreement" means the Amended and Restated Services Agreement dated August 19, 1998, between CCUK and TDF, as amended.

          "CCUK Shareholders Agreement" means the Shareholders Agreement dated August 21, 1998, among the Company, CCUK and TDF, as amended.

          "Charter" means the Amended and Restated Certificate of Incorporation of the Company.

          "Disposition Agreement" means the Disposition Agreement dated May 17, 2000, and as amended on June 5, 2000, among the Company, CCUK, FT, TDF, and TFN.

          "Exchange Agreement" means the Share Exchange Agreement dated as of April 24, 1998, among the Company, CCUK, TDF, DFI (BV), and other stockholders of the Company named in Schedule I thereto.

          "FT Group" means FT and its Affiliates (other than the Company and its subsidiaries).
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          "Governance Agreement" means the Governance Agreement dated as of
August 21, 1998, among the Company, CCUK and TDF, as supplemented as of May 17, 1999.

          "Stockholders Agreement" means the Stockholders Agreement, dated as of August 21, 1998, among the Company, TDF and the other stockholders of the Company named in Schedule I thereto, as amended.


                                  ARTICLE II

                      Termination of Existing Agreements
                      ----------------------------------

          SECTION 2.01. Termination of Existing Agreements. The Company, CCUK, FT, TDF and TFN hereby acknowledge and agree that, effective as of June 8, 2000, all rights and obligations of each of the Company, CCUK, and the members of the FT Group under the CCUK Services Agreement, the CCUK Shareholders Agreement, the Governance Agreement, the Stockholders Agreement and the Exchange Agreement have irrevocably terminated under the provisions of Section 6.01 of the Disposition Agreement, in each case other than obligations of the Company or CCUK owed to persons other than members of the FT Group.

          SECTION 2.02  Waiver of Rights.   Each of FT, TDF, and TFN, on behalf
of itself and each other member of the FT Group, hereby irrevocably waives, effective as of June 8, 2000, any rights it might have otherwise retained under the Charter or By-laws or similar governing documents of CCUK, other than rights provided under Delaware law to holders of common stock of the Company generally, and hereby consents to any amendment to the Charter or By-laws to eliminate references to any such rights.

                                  ARTICLE III

                                 Miscellaneous
                                 -------------

          SECTION 3.01. Reasonable Efforts; Further Actions. The parties hereto each will use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to give effect to the acknowledgments and agreements set forth in this Agreement.

          SECTION 3.02. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each
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party to sign each counterpart so long as every party has signed at least one counterpart.

          SECTION 3.03. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     If to the Company:  Crown Castle International Corp.
                         510 Bering Drive, Suite 500
                         Houston, TX 77057
                         Fax: (713) 570-3150
                         Attn:  General Counsel

     with a copy to:     Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, NY 10019
                         Fax: (212) 474-3700
                         Attn:  Stephen L. Burns, Esq.

     If to the           France Telecom
     FT Group:           6, place d'Alleray
                         77505 Paris Cedex 15
                         France
                         Fax:  33 1 44 44 98 03
                         Attn: Eric Bouvier

     with a copy to:     Allen & Overy
                         10 East 50th Street
                         New York, NY 10022
                         Fax: (212) 610-6399
                         Attn:  Cathleen E. McLaughlin, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above.
However, such mailing shall in no way alter the time at which the facsimile notice is deemed to be received or the validity of such facsimile notice.
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          SECTION 3.04.  Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          SECTION 3.05.  Applicable Law and Jurisdiction; Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, regardless of the laws that might otherwise apply under applicable principles of conflicts of laws thereof.

          (b) Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be determined, at the request of any party, by arbitration conducted in New York, New York, before and in accordance with the then-existing Rules for commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and unappealable. Any state or federal court having jurisdiction may enter a judgment, or issue an injunction or other equitable relief, on such award. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, for purposes of entering such judgment or issuing such injunction or other equitable relief. The pre-trial discovery procedures of the Federal Rules of Civil Procedure shall apply to any arbitration hereunder. Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph shall be determined by the arbitrator. The arbitrator shall be a neutral arbitrator who has expertise in the subject matter(s) of the dispute. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The designation of the situs or a governing law for this Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In the arbitrator's award the arbitrator shall allocate, in such arbitrator's discretion, among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties.

          The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such
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proceedings becoming final under the Rules. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings permitted in a civil proceeding under the laws of the State of New York including, if appropriate, monetary damages, specific performance and all other forms of legal and equitable relief.

          SECTION 3.06. Article and Section Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.
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     IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.


                                         CROWN CASTLE INTERNATIONAL CORP.,


                                         by
                                           ----------------------------------
                                         Name:
                                         Title:


                                         CROWN CASTLE UK HOLDINGS LIMITED,


                                         by
                                           ----------------------------------
                                         Name:
                                         Title:


                                         FRANCE TELECOM S.A.,



                                         by
                                           ----------------------------------
                                         Name:
                                         Title:


                                         TELEDIFFUSION DE FRANCE
                                         INTERNATIONAL S.A.,



                                         by
                                           ----------------------------------
                                         Name:
                                         Title:


                                         TRANSMISSION FUTURE NETWORKS B.V.



                                         by
                                           ----------------------------------
                                         Name:
                                         Title: